Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Bitmine Immersion Technologies, Inc.

Las Vegas, Nevada

We consent to the inclusion in this Registration Statement of Bitmine Immersion Technologies, Inc. (the “Company”) on Form S-1MEF, of our report dated April 3, 2025, relating to the consolidated financial statements of Bitmine Immersion Technologies, Inc., and to all references to our firm included in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)

Henderson, Nevada

June 4, 2025